UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2014

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, the Compensation Committee of the Board of Directors of NOW Inc. (the “Company”) approved the grant of restricted stock awards under the Company’s Long-Term Incentive Plan for certain of the Company’s officers, including the following awards for the Company’s named executive officers:

Name	Award
Merrill Miller, Jr.	385,830 shares of restricted stock
Robert Workman	220,976 shares of restricted stock
Daniel Molinaro	84,181 shares of restricted stock
Raymond Chang	66,644 shares of restricted stock
David Cherechinsky	47,352 shares of restricted stock

Each restricted stock award will vest in full six (6) years from the grant date (rather than vesting in full three (3) years from the grant date, which the Company expects to implement in connection with incentive awards granted as part of its annual grant cycle). The restricted stock awards were granted in recognition of the larger, more significant leadership roles assumed by certain of the named executive officers in connection with the Company’s spin-off from National Oilwell Varco, Inc. and for retention purposes. The form of restricted stock award agreement is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed herewith:

10.1	Form of Restricted Stock Award Agreement (6 year cliff vest).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2014	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel

Index to Exhibits

10.1	Form of Restricted Stock Award Agreement (6 year cliff vest).